UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	47-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On October 1, 2018, Eldorado Resorts, Inc., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”) to report the completion of its previously announced merger by and between the Company, Tropicana Entertainment Inc., a Delaware corporation (“Tropicana”), Delta Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and GLP Capital, L.P., a Pennsylvania limited partnership that is the operating partnership of Gaming and Leisure Properties, Inc. (“GLP”), pursuant to which (i) GLP purchased substantially all of the real property assets owned by Tropicana, other than the MontBleu Casino Resort & Spa, the Lumière Place Casino and Hotel (“Lumière Place”), and the Tropicana Aruba Resort and Casino, by GLP for $964 million, (ii) a wholly-owned subsidiary of the real property assets owned by Tropicana associated with Lumière Place by Tropicana St. Louis RE LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, for $246 million and (ii) immediately following the consummation of the real estate transactions, Merger Sub merged with and into Tropicana, with Tropicana as the surviving entity. The Company is filing this amendment on Form 8-K/A, to (i) amend the Original 8-K, to include the financial information required by Item 9.01(a) and Item 9.01(b) of Form 8-K that was not included in the Original 8-K and (ii) file a consent of independent auditors as an exhibit to the Original 8-K. No other changes have been made to the Original 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired

The audited consolidated balance sheets of Tropicana as of December 31, 2017 and 2016 and the audited consolidated statements of income, changes in shareholders’ equity and cash flows of Tropicana for the three years in the period ended December 31, 2017 (as recast to reflect the impacts of the adoption of the new accounting standards for revenue recognition and presentation of restricted cash in the statements of cash flows) are attached hereto as Exhibit 99.1.

The unaudited condensed consolidated balance sheet of Tropicana as of September 30, 2018 and the unaudited condensed consolidated statements of income, comprehensive income, and cash flows of Tropicana for the three and nine months ended September 30, 2018 and 2017 are attached hereto as Exhibit 99.2.

The unaudited balance sheet of Elgin Riverboat Resort-Riverboat Casino (“Elgin”) as of August 6, 2018 and the unaudited statement of income, statement of partners’ equity and statement of cash flows of Elgin for the period from January 1, 2018 through August 6, 2018 are attached hereto as Exhibit 99.3. As previously disclosed, the Company acquired Elgin on August 7, 2018.

(b) Pro forma financial information

The selected unaudited pro forma condensed combined financial data for the year ended December 31, 2017 and the nine months ended September 30, 2018 are attached hereto as Exhibit 99.4.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

23.1	Consent of Grant Thornton LLP (as filed herewith).

99.1	Audited consolidated balance sheets of Tropicana Entertainment, Inc. as of December 31, 2017 and 2016 and audited consolidated statements of income, changes in shareholders’ equity and cash flows of Tropicana Entertainment, Inc. for the three years in the period ended December 31, 2017 (as recast to reflect the impacts of the adoption of the new accounting standards for revenue recognition and presentation of restricted cash in the statements of cash flows)

99.2	Unaudited condensed consolidated balance sheet of Tropicana Entertainment, Inc. as of September 30, 2018 and the unaudited condensed consolidated statements of income, comprehensive income, and cash flows of Tropicana Entertainment, Inc. for the three and nine months ended September 30, 2018 and 2017.

99.3	Unaudited balance sheet of Elgin Riverboat Resort-Riverboat Casino as of August 6, 2018 and the unaudited statement of income, statement of partners’ equity and statement of cash flows of Elgin Riverboat Resort-Riverboat Casino for the period from January 1, 2018 through August 6, 2018.

99.4	Selected unaudited pro forma condensed combined financial data for the year ended December 31, 2017 and the nine months ended September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC.,
a Nevada corporation

Date: November 30, 2018	By:	/s/ Gary L. Carano
Name: Gary L. Carano
Title: Chief Executive Officer